EXHIBIT 3.2

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF GOALTIMER INTERNATIONAL, INC.

STOCK CHANGE

FILED

DONETTA DAVIDSON

COLORADO SECRETARY OF STATE

20021303702  C

$25.00

SECRETARY OF STATE

11-01-2002  09:17:42

DPC 19901108659

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) GOALTIMER INTERNATIONAL, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 19, 2002, as prescribed by the Colorado Corporation Act, in the manner marked with an X below:

X  Such amendment was adopted by [ILLEGIBLE] vote of the common shareholders.  The number of shares voted for the amendment was sufficient for approval.

The authorized common stock of the Company shall be 100,000,000 shares of $.0001 par value per share.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

None.

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

The stated capital based upon par value of $.0001 per share shall be increased to $ 10,000.

GOALTIMER INTERNATIONAL, INC.

By:	/s/ Leland Watson
Leland Watson, II, President

This document was prepared by M.A. Littman, 7609 Ralston Road, Arvada, CO. 80002 to whom any correspondience from the Secretary of State of Colorado may be sent regarding any issue with this filing.

COMPUTER UPDATE COMPLETE
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DPC 19901108659

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF GOALTIMER INTERNATIONAL, INC.

Change of Name

STOCK CHANGE

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation.

The following amendments were adopted by the Board of Directors on December 12, 2002, in the manner prescribed by the Colorado Corporation Code.  The corporation hereby states these amendments were adopted by 100% of the quorum vote of the shareholders of the corporation at a shareholder meeting held on December 12, 2002.

FIRST:                                                        ARTICLE I, Paragraph One is hereby deleted and the following language is substituted:  The name of the corporation is Pacific Vegas Global Strategies, Inc.

SECOND:                                        ARTICLE V, Sentence One is hereby deleted and the following language is substituted:  The corporation shall have the authority to issue 500,000,000 shares of common stock with no par value.

THIRD:                                                     ARTICLE X, is hereby deleted and the following language is substituted: a simple majority (of all shares entitled to vote), for any action that requires shareholder approval.

FILED

DONETTA DAVIDSON

COLORADO SECRETARY OF STATE

20021349049 M

$ 75.00

SECRETARY OF STATE

12-17-2002  10:38:53

Pacific Vegas Global Strategies, Inc.

By:	/s/ Luke C. Zouvas
Luke C. Zouvas
Interim Sole Officer Director

This document was prepared by L. Zouvas, 34190 Sepulveda Avenue, Capistrano Beach, CA 92624, (949) 487-7295 ext 22, to whom any correspondence from the Secretary of State of Colorado may be sent regarding any issue with this filing.

COMPUTER UPDATE COMPLETE
MW

STOCK CHANGE

DPC 19901108659

FILED

DONETTA DAVIDSON

COLORADO SECRETARY OF STATE

20031223409 C

$ 5.00

SECRETARY OF STATE

07-11-2003  12:09:47

STATEMENT OF CORRECTION

Form 165 Revised July 1, 2002

Filing fee: $5.00

Deliver to: Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us        ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-90-305, Colorado Revised Statutes (C.R.S.), the individual named below causes the following statement of correction to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.               The exact name of the entity is: Pacific Vegas Global Strategies, Inc. (I/k/a Goaltimer International, Inc.)  organized under the laws of: Colorado

2.               Description of the document being corrected (i.e. Articles of Incorporation, Amendment, Merger, or other) or attach copy of the document:

Document Type	Date Document was Filed
Articles of Amendment	December 17, 2002

3.               Specify the incorrect statement and the reason it is incorrect, or the manner in which the execution, attestation, sealing, verification, or a acknowledgement was defective:  The SECOND amendment increasing the authorized number of shares to 500,000,000 is incorrect and should be deleted, since the Company has learned that its predecessor did not comply with the notice provisions for its shareholder meeting.

4.               Statement of corrected information or correction of the defective execution, attestation, sealing, verification, or acknowledgment:  The corporation shall have the authority to issue 100,000,000 shares of common stock with no par value.

5.               The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:  Andrew N. Bernstein, Esq., 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111

OPTIONAL. The electronic mail and/or Internet address for this entity is/are:

e-mail vegas@pvimail.com Web site www.pvgsi.com   The Colorado Secretary of State may contact the following authorized person regarding this document: name Andrew N. Bernstein, Esq. address 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111 voice 303-770-7131 fax 303-770-7332 e-mail anbpc@attglobal.net

[ILLEGIBLE]